Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

Dated as of February 8, 2017

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 27, 2013, as amended and restated as of February 4, 2015

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of February 8, 2017 by and among Microchip Technology Incorporated, a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Amended and Restated Credit Agreement dated as of June 27, 2013, as amended and restated as of February 4, 2015, by and among the Borrower, the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

““Alternative Rate” has the meaning assigned to such term in Section 2.14(a).”

““Amendment No. 2 Effective Date” means February 8, 2017.”

““Atmel Acquisition” means the acquisition of all of the outstanding capital stock of Atmel Corporation by the Borrower pursuant to the Agreement and Plan of Merger, dated as of January 19, 2016, by and among the Borrower, Hero Acquisition Corporation and Atmel Corporation.”

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

““Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.”

““Collateral” means any and all property owned, leased or operated by a Person (including, without limitation, the Pledged Equity) that is subject to a security interest pursuant to the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Obligations, in each case other than the Excluded Assets.”

““Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreements and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including, without limitation, all other security agreements, pledge agreements, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, financing statements and all other written matter whether heretofore, now, or hereafter executed by any Loan Party and delivered to the Administrative Agent.”

““Domestic Pledge Subsidiary” means each Domestic Subsidiary, but excluding, for the avoidance of doubt, but only to the extent such Subsidiary is a Foreign Sub Holdco, Microchip Technology LLC, a Delaware limited liability company, and Silicon Storage Technology LLC, a Delaware limited liability company.”

““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

““EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.”

““Excluded Assets” means, collectively: (i) any fee-owned real property and all leasehold interests in real property, (ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iii) assets in respect of which pledges and security interests are prohibited by applicable law, rule or regulation or agreements with any governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets, (iv) Equity Interests in any entity other than wholly-owned Subsidiaries to the extent not permitted by the terms of such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law), (v) assets subject to certificates of title (other than motor vehicles subject to certificates of title, provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), letter of credit rights (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) with a value of less than $10,000,000 and commercial tort claims with a value of less than $10,000,000, (vi) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease or similar arrangement, and any security deposit in connection therewith, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Subsidiary Guarantor) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets, (vii) security deposits, cash collateral accounts, trust accounts, payroll accounts, accounts used for employee withholding tax and benefit payments, custodial accounts, escrow accounts and other similar deposit or securities accounts, (viii) foreign assets (other than pledges of 65% of the Equity Interest in any Foreign Pledge Subsidiary as contemplated by this Agreement), (ix) Margin Stock, (x) all voting Equity Interests in any Foreign Subsidiary that is a “controlled foreign corporation” as defined in Section 957 of the Code or Foreign Sub Holdco in excess of 65% of the outstanding voting Equity Interests of such Person, (xi) notwithstanding anything to the contrary in any Loan Document, but only to the extent such Subsidiary is a Foreign Sub Holdco, all Equity Interests in Microchip Technology LLC, a Delaware limited liability company, and Silicon Storage Technology LLC, a Delaware limited liability company, (xii) any asset or property right of any Loan Party of any nature if the grant of such security interest shall constitute or result in (1) the abandonment, invalidation or unenforceability of such asset or property right or such Loan Party’s loss of use of such asset or property right or (2) a breach, termination or default under any lease, license, contract or agreement (other than to the extent that to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law) to which such Loan Party is party; provided that in any event, immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Excluded Assets” shall not include all such rights and interests, (xiii) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent and (xiv) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; provided that, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).”

““Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.”

““Foreign Pledge Subsidiary” means each First Tier Foreign Subsidiary which is a Material Foreign Subsidiary.”

““Foreign Sub Holdco” means any Subsidiary organized under the laws of a jurisdiction located in the United States of America substantially all of the assets of which consists of stock (or stock and debt obligations owed or treated as owed) in one or more “controlled foreign corporations” as defined in Section 957 of the Code and/or one or more Subsidiaries described in this definition.”

““Margin Stock” means “margin stock” as defined under Regulation U promulgated by the Federal Reserve Bank.”

““Material Acquisition” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.”

““Material Disposition” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.”

““New Subordinated Debt” means any junior subordinated Indebtedness with a long term tenor (i.e., requiring no amortization or prepayment (other than payments upon conversion and customary put rights upon a change of control or termination of trading) of principal) of at least twenty (20) years and other features substantially similar to the Junior Convertible Debentures as reasonably determined by the Administrative Agent, in an aggregate outstanding principal amount not to exceed $700,000,000.”

““NYFRB” means the Federal Reserve Bank of New York.”

““NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

““Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).”

““Pledge Subsidiary” means each Domestic Pledge Subsidiary and each Foreign Pledge Subsidiary.”

““Pro Forma Basis” means, with respect to any event, the calculation of compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04), and, to the extent applicable, giving effect to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with GAAP and Article 11 of Regulation S-X under the Securities Act of 1933, as amended. It is understood and agreed that, for purposes of calculating compliance with the financial covenants set forth in Section 6.11 and otherwise calculating any applicable ratio, test or basket availability (but not for purposes of determining or calculating the Applicable Rate), any computations of Consolidated EBITDA giving effect to any Material Acquisition (excluding the Atmel Acquisition) may give effect to (i) any projected cost synergies or cost savings (in each case net of continuing associated expenses) expected to be realized as a result of such Material Acquisition to the extent such cost synergies or cost savings would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the “S-X Adjustments”), and (ii) any other demonstrable cost synergies and cost-savings (in each case net of continuing associated expenses) not included in the foregoing clause (i) that are reasonably projected in good faith by the Borrower to be achieved in connection with any such Material Acquisition within the 12-month period following the consummation of such Material Acquisition, that are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower and that are set forth in reasonable detail in a certificate of a Financial Officer of the Borrower (the “Additional Adjustments”); provided that (x) all adjustments pursuant to this sentence will be without duplication of any amounts that are otherwise included or added back in computing Consolidated EBITDA in accordance with the definition of such term, whether through pro forma adjustment or otherwise, (y) if Additional Adjustments are to be added to Consolidated EBITDA pursuant to clause (ii) above, the aggregate amount of Additional Adjustments for any period being tested shall not exceed 10% of the Consolidated EBITDA for such period (calculated prior to giving effect to the Additional Adjustments) and (z) if any cost synergies or cost savings included in any pro forma calculations based on the anticipation that such cost synergies or cost savings will be achieved within such 12-month period shall at any time cease to be reasonably anticipated by the Borrower to be so achieved, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost synergies or cost savings.”

““Reference Banks” means such banks as may be appointed by the Administrative Agent in consultation with the Borrower. No Lender shall be obligated to be a Reference Bank without its consent.”

““Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of February 8, 2017, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated or otherwise modified from time to time.”

““Subsidiary Guarantor” means each Material Domestic Subsidiary that is a party to the Subsidiary Guaranty and Microchip Technology LLC, a Delaware limited liability company, and Silicon Storage Technology LLC, a Delaware limited liability company. The Subsidiary Guarantors on the Original Effective Date are identified as such in Schedule 3.01 to the Disclosure Letter.”

““UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.”

““Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.”

““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b) The definition of “Alternate Base Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing each reference to “Federal Funds Effective” appearing therein with a reference to “NYFRB”.

(c) The definition of “COF Rate” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(d) The definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (ix) thereof, (ii) replacing the “,” at the end of clause (x) thereof with “, and” and (iii) inserting a new clause (xi) immediately after clause (x) thereof as follows:

“(xi) for purposes of calculating compliance with the financial covenants set forth in Section 6.11 and otherwise calculating any applicable ratio, test or basket availability (but not for purposes of determining or calculating the Applicable Rate), cost savings and cost synergies (net of continued associated expenses) directly attributable to the Atmel Acquisition which shall not exceed an amount equal to (A) for the four fiscal quarter period of the Borrower ending on December 31, 2016, $83,000,000, and (B) for the four fiscal quarter period of the Borrower ending on March 31, 2017, $37,000,000,”

(e) The definition of “Defaulting Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended by restating clause (d) thereof as follows:

“(d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.”

(f) The definition of “Loan Documents” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “Pledge Agreements” appearing therein with a reference to “Collateral Documents”.

(g) The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “5.00 to 1.00” appearing in clause (c) therein with a reference to “5.50 to 1.00”.

(h) The definition of “Pledge Agreements” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “Section 5.10” appearing therein with a reference to “Section 5.09(c)(ii)”.

(i) Section 2.14 of the Credit Agreement is hereby amended by restating clause (a)(ii) in its entirety as follows:

“(ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Borrower and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency.”

(j) Section 2.14 of the Credit Agreement is hereby further amended by replacing the reference to “COF Rate” appearing therein with a reference to “Alternative Rate”.

(k) Section 2.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower may from time to time elect to increase the total 2020 Dollar Tranche Commitments or the total 2020 Multicurrency Tranche Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as the aggregate amount of such increases and all such Incremental Term Loans does not exceed an amount such that, after giving effect (including on a Pro Forma Basis) to any such increase in the Revolving Commitments of any Class (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans (assuming that any such incremental Revolving Commitments and/or such Incremental Term Loans are drawn in full), the Senior Leverage Ratio is equal to or less than 2.50 to 1.00; provided that, at the option of the Borrower, in connection with any Acquisition-Related Incremental Term Loans (as defined below) and to the extent the Lenders participating in such Acquisition-Related Incremental Term Loans agree, the compliance with such maximum permitted Senior Leverage Ratio shall be tested at the time of the execution of the applicable Limited Conditionality Acquisition Agreement (as defined below) (after giving Pro Forma Effect to such Limited Conditionality Acquisition, the incurrence of such Acquisition-Related Incremental Term Loans and the application of the proceeds thereof); provided that to the extent compliance with such maximum permitted Senior Leverage Ratio is tested at the time of the execution of such Limited Conditionality Acquisition Agreement, then from such time of execution and prior to the earlier of the date on which such Limited Conditionality Acquisition is consummated or the date on which such Limited Conditionality Acquisition is terminated or expires, any calculation of any ratio, test or basket availability in Article VI (other than for purposes of calculation of any of the covenants contained in Section 6.11) shall be calculated (and shall be required to be satisfied) as if such Limited Conditionality Acquisition (and the incurrence of such applicable Acquisition-Related Incremental Term Loans) (x) had been consummated as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto and (y) had not been consummated. The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its 2020 Dollar Tranche Commitment or 2020 Multicurrency Tranche Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other institutional investors or entities (each such new bank, financial institution or other investor or entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments of the applicable Class, or to participate in such Incremental Term Loans, or provide new Revolving Commitments of the applicable Class, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments of any Class (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.11 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Restatement Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase; provided that, with respect to any Incremental Term Loans incurred for the purpose of financing an acquisition permitted by this Agreement for which the Borrower has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition”) (and such Incremental Term Loans, “Acquisition-Related Incremental Term Loans”), (x) clause (i)(A) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, no Event of Default under clause (a), (b), (h), (i) or (j) of Article VII is in existence immediately before or after giving effect (including on a Pro Forma Basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article III shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or

Material Adverse Effect shall be true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such Acquisition-Related Incremental Term Loans, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and (y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Borrower shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.11 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Revolving Commitments of any Class or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders of such Class, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of such Class of all the Lenders to equal its Applicable Percentage of such Class, as applicable, of such outstanding Revolving Loans of such Class, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans of such Class as of the date of any increase in the Revolving Commitments of such Class (with such reborrowing to consist of the Types of Revolving Loans of such Class, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment and security with the Revolving Loans, the initial Term Loans and any other Loans hereunder, (b) shall not mature earlier than the 2020 Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans, the initial Term Loans and any other Loans hereunder; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the 2020 Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the 2020 Maturity Date (or, in the case of Incremental Term Loans marketed as term “B” loans to institutional investors (“Incremental Term B Loans”), such covenants and prepayment requirements may be applicable prior to the 2020 Maturity Date if, in the reasonable judgment of the Borrower and the Administrative Agent, such covenants and prepayment requirements are customarily included for such loans and, in the case of such prepayments, such Incremental Term B Loans may participate in such prepayments on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) with any other term loans hereunder), (ii) the Incremental Term Loans may be priced differently than the Revolving Loans, the initial Term Loans and any other Loans hereunder, (iii) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of any other term loans hereunder and Incremental Term Loans with the longest remaining Weighted Average Life to Maturity, (iv) any Incremental Term Loan Amendment with respect to Incremental Term B Loans may (A) include such features as are, in the reasonable judgment of the Borrower and the Administrative Agent, customarily applicable to such type of loans (including but not limited to the ability to do refinancing amendments, extensions/loan modification offers and repurchases of such Incremental Term B Loans and limitations on the applicability of financial covenants to such Incremental Term B Loans) and (B) may provide for additional Collateral hereunder so long as such Collateral is shared on a pari passu basis with the Revolving Loans and any other Loans hereunder and (v) any lenders holding Incremental Term B Loans may agree in advance pursuant to an Incremental Term Loan Amendment to certain modifications to the negative (but not financial maintenance) covenants set forth in Article VI hereof so long as such modifications shall not be applicable under this Agreement until such time as, and to the extent that, the Required Lenders (calculated without giving effect to the lenders holding such Incremental Term B Loans) have otherwise approved such modifications. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. In addition to the matters set forth in clauses (i)-(v) above, the Incremental Term Loan Amendment may, without the consent of any Lenders (other than the Lenders providing such Incremental Term Loans), effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. No Lender shall be committed to increase its Revolving Commitment and/or to provide any portion of any Incremental Term Loans in respect of any exercise by the Borrower pursuant to this Section 2.20 without the consent of such Lender. The Borrower, the Lenders party thereto and the Administrative Agent may, in lieu of entering into an Increasing Lender Supplement in substantially the form of Exhibit C hereto, enter into Amendment No. 1 to this Agreement in order to give effect to the increase in Commitments contemplated by such Amendment No. 1 to this Agreement.

(l) Section 2.22 of the Credit Agreement is hereby amended by replacing the reference to “a Bankruptcy Event” appearing therein with a reference to “a Bankruptcy Event or a Bail-In Action”.

(m) Section 3.01 of the Credit Agreement is hereby amended by replacing the reference to “Pledge Agreements” appearing therein with a reference to “Collateral Documents”.

(n) Section 3.03 of the Credit Agreement is hereby amended by restating clause (a) thereof in its entirety as follows:

“(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority by any Loan Party, except such as have been obtained or made and are in full force and effect or as may be required in connection with any Pledge Agreement and except for filings necessary to perfect Liens created pursuant to the Collateral Documents,”

(o) Section 3.03 of the Credit Agreement is hereby further amended by replacing the reference to “Pledge Agreements” appearing in clause (d) therein with a reference to “Collateral Documents”.

(p) Section 3.15 of the Credit Agreement, including the Section heading thereof, is hereby amended and restated in its entirety as follows:

“SECTION 3.15. Security Interest in Collateral. The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and (i) when financing statements or other filings in appropriate form with respect to the applicable Loan Parties are filed in the appropriate offices in the appropriate jurisdictions and (ii) upon Administrative Agent taking such other actions to perfect its security interest in the Collateral as contemplated by the Security Agreement, such Liens constitute perfected and continuing Liens on the Collateral to the extent such Liens may be perfected by taking the actions contemplated by the foregoing clauses (i) and (ii), securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 6.02, to the extent any such Liens permitted by Section 6.02 would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.”

(q) A new Section 3.17 is added to Article III of the Credit Agreement immediately following Section 3.16 thereof as follows:

“SECTION 3.17. EEA Financial Institution. No Loan Party is an EEA Financial Institution.”

(r) Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Administrative Agent, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. No later than 60 days following the Amendment No. 2 Effective Date (or such later date as may be agreed upon by the Administrative Agent), the Borrower shall, to the extent available in the applicable jurisdiction, deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the tangible personal property and assets insurance policies of the Borrower and the Subsidiary Guarantors naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies of the Borrower and the Subsidiary Guarantors naming the Administrative Agent an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.”

(s) Section 5.09 of the Credit Agreement, including the Section heading thereof, is amended and restated in its entirety as follows:

“SECTION 5.09. Subsidiary Guaranty; Collateral; Pledges; Further Assurances.

(a) As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person qualifies independently as, or is designated by the Borrower or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Domestic Subsidiary” or otherwise, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Material Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty and the Security Agreement (in each case in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty and such Security Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel (provided, that it is understood and agreed that no Affected Domestic Subsidiary shall be required to become a Subsidiary Guarantor pursuant to this Section).

(b) The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (whether personal, tangible, intangible, or mixed, and including the Applicable Pledged Equity but excluding the Excluded Assets) to be subject to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations in accordance with the terms and conditions of this Agreement and the Collateral Documents, subject in any case to Liens permitted by Section 6.02 and any limitations set forth in this Agreement or the relevant Collateral Documents. As used herein, “Applicable Pledged Equity” means 100% of the issued and outstanding Equity Interests of each Domestic Pledge Subsidiary and 65% of the voting Equity Interests of each Foreign Pledge Subsidiary.

(c) Without limiting the foregoing but subject to the limitations set forth in this Agreement and the Collateral Documents, the Borrower will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower.

(d) Notwithstanding the foregoing in this Section 5.09 or anything to the contrary in any Collateral Document, the Administrative Agent shall not require the Borrower or any other Loan Party or any of their respective Affiliates (i) to obtain or deliver any landlord waivers, estoppels, collateral access agreements or any similar documents or instruments, (ii) to take any action with respect to any property (whether now owned or hereafter acquired) located outside of the United States, and no Loan Party shall be required to enter into any collateral documentation governed by or required by the laws of any jurisdiction outside the United States in order to create or perfect any security interest in any such property, whether or not located in any jurisdiction outside of the United States (provided that, this clause (ii) shall not apply to pledge documentation entered into by a Loan Party prior to the Amendment No. 2 Effective Date in respect of the pledge of Equity Interests in any Foreign Pledge Subsidiary), (iii) to enter into any control agreements or other control arrangements (other than with respect to uncertificated Equity Interests of Pledge Subsidiaries), (iv) to take actions to perfect a security interest in respect of letter of credit rights to the extent not perfected by the filing of a Form UCC-1 financing statement, (v) to take any actions with respect to fixtures, (vi) to take actions to perfect a security interest in any Collateral if the cost, burden, difficulty or consequence of granting or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent, (vii) to take any action under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), or (viii) to take any actions to perfect a security interest in a motor vehicle other than the filing of a Form UCC-1 financing statement.”

(t) Section 5.10 of the Credit Agreement is hereby deleted in its entirety.

(u) Section 6.07 of the Credit Agreement is hereby amended by restating clause (l) thereof in its entirety as follows:

“(l) the Borrower may prepay, repurchase, defease, redeem, retire or otherwise acquire for value the Junior Convertible Debentures and New Subordinated Debt to the extent permitted under Section 6.09 and”

(v) Section 6.09 of the Credit Agreement is hereby amended by (i) replacing the reference to “New Convertible Debt Securities” appearing therein with a reference to “New Subordinated Debt”, (ii) immediately after “solely with” in the seventh line thereof inserting “common stock of the Borrower and/or” and (iii) replacing the reference to “ten (10) days of such issuance” appearing therein with a reference to “seventy-five (75) days of the Amendment No. 2 Effective Date”.

(w) Section 6.09 of the Credit Agreement is hereby further amended by restating the final sentence thereof in its entirety as follows:

“Notwithstanding the foregoing, this Section 6.09 shall not apply to any Indebtedness evidenced by Convertible Debt Securities other than, to the extent set forth above, the Junior Convertible Debentures and the New Subordinated Debt.”

(x) Section 6.11 of the Credit Agreement is hereby amended by restating clause (a) thereof in its entirety as follows:

“(a) Maximum Total Leverage Ratio. The Borrower will not permit the ratio (the “Total Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2016, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than 5.00 to 1.00 for any such period; provided that, for purposes of calculating the Total Leverage Ratio, any outstanding principal amount (up to, but not in excess of, $700,000,000 in the aggregate) in respect of the Junior Convertible Debentures (and, after the refinancing thereof in whole or in part with the proceeds of the New Subordinated Debt, the New Subordinated Debt to the extent the New Subordinated Debt is issued within seventy-five (75) days of the Amendment No. 2 Effective Date) shall be excluded from such calculation. Notwithstanding the foregoing, the Borrower shall be permitted to allow the maximum Total Leverage Ratio permitted under this Section 6.11(a) to be increased (i) to 5.50 to 1.00 for a period of four consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four consecutive fiscal quarters (such fiscal quarters, the “Specified Quarters”) and (ii) to 5.25 to 1.00 for a period of the three consecutive fiscal quarters immediately following the Specified Quarters (such period of seven consecutive fiscal quarters, the “Adjusted Covenant Period”), in each case if the aggregate consideration paid or to be paid (whether in cash, stock or a combination thereof) in respect of such acquisition exceeds $200,000,000 (and in respect of which the Borrower shall provide notice at any time at or prior to the closing of such Permitted Acquisition in writing to the Administrative Agent (for distribution to the Lenders) of such increase and a transaction description of such acquisition (regarding the name of the Person or summary description of the assets being acquired and the approximate purchase price)), so long as the Borrower is in compliance on a Pro Forma Basis with the maximum Total Leverage Ratio of 5.50 to 1.00 on the closing date of such acquisition (calculated as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available but giving effect (including giving effect on a Pro Forma Basis) to such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms)); provided that it is understood and agreed that (w) during any Adjusted Covenant Period, the Borrower may, by written notice to the Administrative Agent (which notice shall be irrevocable), elect to terminate such Adjusted Covenant Period prior to the expiration of the seven consecutive fiscal quarter period originally comprising such Adjusted Covenant Period and in such case the maximum Total Leverage Ratio permitted under this Section 6.11(a) shall revert to 5.00 to 1.00 for the fiscal quarter identified by the Borrower in such written notice and such Adjusted Covenant Period shall be deemed to have ended immediately following the end of the last day of the fiscal quarter immediately preceding such identified fiscal quarter, (x) the Borrower may not elect a new Adjusted Covenant Period for at least one fiscal quarter following the end of an Adjusted Covenant Period (regardless of whether an Adjusted Covenant Period has ended due to seven consecutive fiscal quarters having elapsed or by operation of the immediately preceding clause (x) of this proviso), (y) at the end of an Adjusted Covenant Period, the maximum Total Leverage Ratio permitted under this Section 6.11(a) shall revert to 5.00 to 1.00 as of the end of such Adjusted Covenant Period and thereafter until another Adjusted Covenant Period (if any) is elected pursuant to the terms and conditions described above, and (z) the Borrower may elect an Adjusted Covenant Period not more than one time from and after the Amendment No. 2 Effective Date.”

(y) Section 6.11 of the Credit Agreement is hereby further amended by restating clause (c) thereof in its entirety as follows:

“(c) Maximum Senior Leverage Ratio. The Borrower will not permit the ratio (the “Senior Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after December 31, 2016, of (i) Consolidated Senior Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than 3.50 to 1.00.”

(z) Article VII of the Credit Agreement is hereby amended by replacing the reference in clause (d) thereof to “5.08, 5.09 or 5.10” with a reference to “5.08 or 5.09”.

(aa) Article VII of the Credit Agreement is hereby further amended by restating clause (o) thereof in its entirety as follows:

“(o) any Collateral Document shall for any reason fail to create a valid and perfected (to the extent perfection is required under the terms of the Loan Documents) first priority security interest, subject to Liens permitted by Section 6.02, in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document;”

(bb) Article VII of the Credit Agreement is hereby further amended by replacing the reference to “exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity” appearing therein with a reference to “exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC”.

(cc) Article VII of the Credit Agreement is hereby further amended by replacing the reference to “Pledged Equity” appearing therein with a reference to “Collateral”.

(dd) Article VIII of the Credit Agreement is hereby amended by restating the first sentence thereof in its entirety as follows:

“Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.”

(ee) Article VIII of the Credit Agreement is hereby further amended by replacing each reference to “Pledged Equity” appearing therein with a reference to “Collateral”.

(ff) Article VIII of the Credit Agreement is hereby further amended by restating the seventh paragraph thereof in its entirety as follows:

“Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any amendment thereof or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any amendment thereof or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.”

(gg) Article VIII of the Credit Agreement is hereby further amended by replacing each reference to “Pledge Agreements” appearing therein with a reference to “Collateral Documents”.

(hh) Article VIII of the Credit Agreement is hereby further amended by inserting the following sentence at the end of the tenth paragraph thereof:

“Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.”

(ii) Article VIII of the Credit Agreement is hereby further amended by inserting the following new paragraphs at the end thereof:

“In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, the Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (other than any Pledged Equity) (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other obligations expressly stated to survive such payment or termination), (ii) constituting property being sold or disposed by any Loan Party in compliance with the terms of this Agreement (and the Administrative Agent has received an officer’s certificate of the Borrower certifying as to the same), or property being sold or disposed of by any Loan Party pursuant to any effective written consent to the release of such Lien on such Collateral pursuant to this Agreement, or (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. It is understood and agreed that, except as provided in this paragraph or in any Collateral Document, no agreement entered into pursuant to Section 9.02(b) shall release all or substantially all of the Collateral without the written consent of each Lender. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document (other than any Pledged Equity) to the holder of any Lien on such property that is permitted by Section 6.02(d) or (ii) in the event that the

Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets.”

(jj) Section 9.01 of the Credit Agreement is hereby amended by replacing the reference in clause (a)(ii) thereof to “1301 2nd Avenue, Floor 25, Seattle, Washington 98101 Attention of Keith Winzenried (Telecopy No. (208) 298-0693; keith.f.winzenried@jpmorgan.com)” with a reference to “560 Mission Street, San Francisco, California 94105 Attention of Caitlin Stewart (Telecopy No. (415) 367-4725; caitlin.r.stewart@jpmorgan.com)”.

(kk) Section 9.04 of the Credit Agreement is hereby amended by replacing the reference in clause (b)(iv) thereof to “an agent of the Borrower” with a reference to “a non-fiduciary agent of the Borrower”.

(ll) Section 9.14 of the Credit Agreement is hereby amended by replacement reference in clause (c) thereof to “or Banking Services Agreement,” with a reference to “or Banking Services Agreement, in each case not due and payable,”.

(mm) A new Section 9.18 is added to Article IX of the Credit Agreement immediately following Section 9.17 thereof as follows:

“SECTION 9.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

(nn) A new Section 9.19 is added to Article IX of the Credit Agreement immediately following Section 9.18 thereof as follows:

“SECTION 9.19. Release of Collateral (other than Pledged Equity).

(a) The Liens granted to the Administrative Agent by the Loan Parties shall automatically terminate on Collateral (other than Pledged Equity) upon any sale or other disposition by any Loan Party of such Collateral in compliance with the terms of this Agreement, or upon the sale or other disposition by any Loan Party of such property pursuant to any effective written consent to the release of the Lien on such Collateral pursuant to this Agreement. Upon delivery by the Borrower to the Administrative Agent of an officer’s certificate certifying that such sale or disposition was made in compliance with the terms of this Agreement or pursuant to such written consent to release (and the Administrative Agent may rely conclusively on such certificate without further inquiry), the Administrative Agent shall execute and deliver to the applicable Loan Party at such Loan Party’s expense and without recourse or warranty, all UCC termination statements, releases and similar documents that the Borrower or such Loan Party shall reasonably request to evidence such release.

(b) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations under any Swap Agreement or Banking Services Agreement, in each case not due and payable, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Liens granted to the Administrative Agent by the Loan Parties on the Collateral (other than the Pledged Equity) shall automatically terminate, all without delivery of any instrument or performance of any act by any Person, and the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any Affiliate of a Lender party to a Swap Agreement or Banking Services Agreement) shall execute and deliver to the Loan Parties at the Loan Parties’ expense and without recourse or warranty, all UCC termination statements, releases and similar documents that any Loan Party shall reasonably request to evidence such termination.”

2. Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 2 Effective Date”) is subject to the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent.

(b) The Administrative Agent shall have received counterparts of the Security Agreement duly executed by the Loan Parties and the Administrative Agent and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with this Amendment, the Security Agreement and the other Loan Documents.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Loan Parties, the Loan Documents, this Amendment or the Transactions as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(d) The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as modified hereby constitute valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except, in each case, to the extent any such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

MICROCHIP TECHNOLOGY INCORPORATED, as the Borrower

By:	/s/ J. Eric Bjornholt

Name:	J. Eric Bjornholt
Title:	Vice President and Chief Financial Officer

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Issuing Bank, as the Swingline Lender and as Administrative Agent

By:	/s/ Caitlin Stewart

Name:	Caitlin Stewart
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brenda K. Robinson

Name:	Brenda K. Robinson
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kenneth J. Tebelman

Name:	Kenneth J. Tebelman
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Aleem Shamji

Name:	Aleem Shamji
Title:	Director

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dan Stevens

Name:	Dan Stevens
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Matthew Freeman

Name:	Matthew Freeman
Title:	VP, Director

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

SUNTRUST BANK, as a Lender

By:	/s/ Min Park

Name:	Min Park
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Matthew Antioco

Name:	Matthew Antioco
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

COMPASS BANK, as a Lender

By:	/s/ Raj Nambiar

Name:	Raj Nambiar
Title:	Sr. Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

DBS BANK LTD., as a Lender

By:	/s/ Santanu Mitra

Name:	Santanu Mitra
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Jim Wright

Name:	Jim Wright
Title:	Assistant Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

CITIZENS BANK, N.A., as a Lender

By:	/s/ Patricia F. Grieve

Name:	Patricia F. Grieve
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

ZB, N.A. dba NATIONAL BANK OF ARIZONA, as a Lender

By:	/s/ Chase Foley

Name:	Chase Foley
Title:	Assistant Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

BOKF, NA d/b/a Bank of Arizona, as a Lender

By:	/s/ James Wessel

Name:	James Wessel
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ John Lascody

Name:	John Lascody
Title:	Vice President

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated

TAIWAN COOPERATIVE BANK, as a Lender

By:	/s/ Ming-Chih Chen

Name:	Ming-Chih Chen
Title:	V.P. & General Manager

Signature Page to Amendment No. 2 to

Amended and Restated Credit Agreement dated as of June 27, 2013,

as amended and restated as of February 4, 2015

Microchip Technology Incorporated